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Edwards Lifesciences Corporation

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Edwards Lifesciences2018 Shareholder Engagement

Use of Non-GAAP Financial MeasuresUnless otherwise indicated, all figures are GAAP financial measuresA reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is available at www.edwards.com The Company is not able to provide a reconciliation of future projections that exclude special items to expected reported results due to the unknown effect, timing and potential significance of special charges or gains, and management’s inability to forecast charges associated with future transactions and initiatives2

Edwards Lifesciences

Edwards Lifesciences Snapshot

Leadership positions in key product lines drive consistently strong results

KEY FACTS AND FIGURES	
Ticker	EW (NYSE)
Market Capitalization[1]	$29.9 Billion
2017 Revenue[2]	$3.4 Billion
2017 Share Repurchases[2]	$752.1 Million
Fiscal Year End	December 31

KEY PRODUCT LINES

Transcatheter Heart Valve Therapy (THVT)
The Leader in a ~$3B Global Transcatheter Heart Valve Segment
2017 Revenue[2] = **$2.0 Billion**

Surgical Heart Valve Therapy (SHVT)
The Leader in a ~$1.8B Global Surgical Heart Valve Opportunity
2017 Revenue[2] = **$807 Million**

Critical Care Technologies
The Leader in the $765M Global Hemodynamic Monitoring Industry[3]
2017 Revenue[2] = **$601 Million**


10%
ROW
10%
Japan
U.S.
56%
Europe
24%

Serving patients in more than **100 countries** worldwide

[1] Market capitalization as of March 19, 2018
[2] For the year ended December 31, 2017 – EW Form 10-K
[3] Includes pulmonary artery catheters and pressure monitoring products

3

Edwards’ Focused Strategy Has Produced Exceptional Long Term Value Total Shareholder Return1 Market Cap: $23.9B 1-Year 3-Year 5-Year 10-Year R&D: 16% of Sales EW 53% 92% 251% 1,189% SPHEI2 30% 62% 156% 285% S&P 500 18% 41% 97% 167% $3.4 $3.5 $3.0 $3.0 Market Cap: $1.5B $2.5 $2.5 R&D: 9% of Sales $2.3 $2.0 $2.0 $1.9 $1.7 $1.5 $1.4 $1.3 $1.2 $1.1 $1.0 $1.0 $1.0 $0.9 $0.9 $0.5 $0.0 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Edwards Reported Sales ($ in billions) 1 Capital IQ, as of March 16, 2018 2 S&P Health Care Equipment Index 4

Edwards Lifesciences

Independent & Diverse Board of Directors

	NAME	PRIMARY OCCUPATION
	**Kieran T. Gallahue** * *Joined in 2015*	Former Chairman and CEO *CareFusion Corporation*
	**Leslie S. Heisz** * *Joined in 2016*	Former Managing Director *Lazard Frères & Co.*
	**William J. Link, Ph.D.** * *Joined in 2009*	Managing Director and Co-Founder *Versant Ventures*
	**Steven R. Loranger** * *Joined in 2016*	Former Chairman, President and CEO *ITT Corporation*
	**Martha H. Marsh** * *Joined in 2015*	Retired President and CEO *Stanford Hospital & Clinics*
	**Michael A. Mussallem** *Joined in 2000*	Chief Executive Officer and Chairman *Edwards Lifesciences Corporation*
	**Wesley W. von Schack** * *Joined in 2010*	Chairman *AEGIS Insurance Services, Inc.*
	**Nicholas J. Valeriani** * *Joined in 2014*	Former CEO, *West Health Institute* Former EVP, *Johnson & Johnson*

* Independent Director
Highlighted row indicates Independent Presiding Director

Board Independence

88%

Women on Board

25%

Director Age

Average: 65 years


2
4
2
< 60 years
61 - 69 years
> 70 years

Our Board strives to maintain a highly independent, balanced and diverse set of directors that collectively possess the expertise to ensure proper oversight

5

Committed to Board Accountability and Responsiveness Annual election of directors Our Board proactively Majority vote standard engages with shareholders and Special shareholder meetings (15% threshold) takes action in response to Proxy access right (3% / 3 years / 2 or 20% / 30 shareholders) shareholder feedback Corporate Independent Presiding Director and highly independent board Governance Over time, we have Highlights Board refreshment and retirement policy for directors amended our Charter and Bylaws to adopt Senior management succession planning various shareholder rights and to align our Active shareholder engagement governance practices No shareholder rights plan (“poison pill”) with our shareholders’ interests No supermajority voting provisions in the Company’s organizational documents Pay-for-performance alignment Robust executive stock ownership guidelines Minimum three-year vesting “Clawback” policy for performance-based compensation Compensation Program Performance-based equity No excise tax gross-ups Highlights “Double Trigger” in the event of a change in control No repricing or buyout of underwater stock options Link between performance measures & strategic No pledging or hedging of Edwards’ securities imperatives 6

Shareholder Proposal: Written Consent EW previously conducted extensive outreach in which shareholders overwhelmingly expressed their preference for our currently constituted special meeting right over a written consent right 2015 2016 2015 Outreach Board Deliberation 2016 Outreach Board Response Engaged with Determined that reducing Engaged with shareholders In light of the shareholders the special meeting representing >50% of feedback received, representing ~43% of threshold from 25% to outstanding shares in February 2016, outstanding shares 15% would be most the Board amended responsive to the our Bylaws to Summary Feedback broadest group of reduce the threshold Summary Feedback shareholders and may be All but one shareholder for the special Shareholders strongly the appropriate course of said they considered the meeting right from preferred the right to call action Board’s proposed action to 25% to 15% of our a special meeting over be responsive to the vote outstanding shares the right to act by written ï,§ Began planning on the 2015 proposal consent additional outreach to confirm that shareholders ï,§ All shareholders approved would respond favorably of the Board’s process to this course of action The Board recommends that shareholders vote AGAINST this proposal 7

Shareholder Proposal: Written Consent Our current special meeting right is reflective of EW’s specific circumstances and direct feedback from EW’s shareholders Why Our Current Special Meeting Why Written Consent Does Not Right Benefits EW Shareholders Make Sense for EW Shareholders Provides shareholders with a meaningful opportunity to Is not consistent with the overwhelming feedback act in between annual meetings previously received from shareholders on this specific issue Is the product of substantial Board efforts including multiple rounds of shareholder engagement Does not require advance notice to all shareholders for Provides shareholders with an opportunity to discuss proposed actions all the merits of a proposed action in an organized fashion Prevents all shareholders from being consulted on key matters impacting their investment Allows the Board to make a thoughtful and informed recommendation about all proposed actions Reduces transparency into the rationale for key actions The current 15% threshold is reflective of EW’s history Creates an opportunity for short-term or special interest of significant concentration in its shareholder base shareholders to approve proposals that are not in the Only 13% of S&P 500 companies provide shareholders interests of all shareholders    a special meeting right with a threshold at or below 15% 15% special meeting threshold was determined by Board based on EW’s history of significant shareholder concentration Over the past decade, EW Approximately 75% of that 5 different institutions have has always had at least time, EW has had at least owned >10% of EW’s one shareholder with one shareholder with stock at some point ownership >8% ownership >10% during that time 8